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WESTMORELAND ENERGY, INC.
Project Status Summary
November 11, 1994
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                                               Roanoke        Roanoke
         	Southampton  Altavista	  Hopewell	   Valley I 	     Valley II	        Ft. Drum	   Ft. Lupton	  Rensselaer
Location	 Southampton, Altavista,  Hopewell,   Weldon, North  Weldon, North     Watertown,  Ft. Lupton	  Rensselaer
          Virginia     Virginia    Virginia    Carolina       Carolina          New York    Colorado     New York

Status    Operational	 Operational Operational Operational    Construction      Operational Operational  Operational

Gross
Megawatt
Capacity	 70 MW	       70 MW	      70 MW	      180 MW	        50 MW	            55.5 MW	    290 MW	      81 MW

WEI
Equity
Ownership 30.0%        30.0%       30.0%       50.0%	         50.0%	            1.25%	      4.49%	       50.0%


Electri-                                       North          North
city      Virginia    	Virginia    Virginia    Carolina       Carolina          Niagara     Public Ser-  Niagara
Purchaser Power        Power       Power       Power          Power             Mohawk      vice of CO   Mohawk


Steam     Hercules,    The Lane    Firestone   Patch          Patch             U. S. Army  Rocky Mt.    BASF Corp.
Host			   Inc.         Company,Inc	Tire &		    Rubber Co.     Rubber Co.                    Produce Ltd.
                                   Rubber Co.

Fuel Type	Coal	        Coal	       Coal	       Coal	          Coal	             Coal	       Natural Gas	 Natural Gas

Fuel      United Coal  Westmore-   United      TECO Coal Co./ TECO Coal Co./    Westmore-   Thermo       Western Gas
Supplier  Co.			       land Coal   Coal Co.    Westmoreland   Westmoreland      land Co.    Fuels, Inc.  Marketing, Ltd.
                       Co.                     Coal Co.       Coal Co.

Commer-
cial
Opera-
tions
Date	     1992	        1992	       1992	       May 1994       June 1995         1989        June 1994    April 1994
                                                              (projected)
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